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                                  Exhibit 23.2


                               CONSENT OF COUNSEL


         We hereby consent to all references to our Firm included in or made a part of this Registration Statement, including the Prospectus constituting a part thereof, and all amendments thereof.



                                                 BEST BEST & KRIEGER LLP



Riverside, California
April 29, 1999